Exhibit 32.2.     Certificate of the Chief Financial Officer

Certification of the Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Northeast Bancorp. (the "Company") on Form 10-Q for the quarterly period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jean-Pierre Lapointe, as Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 regardless of any general incorporation language in such filing.

February 8, 2019	/s/ Jean-Pierre Lapointe
Jean-Pierre Lapointe
Chief Financial Officer and Treasurer